EXHIBIT NO. 32.2
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to 18 U.S.C. ss. 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of First Trinity Financial Corporation, an Oklahoma corporation (the “Company”), hereby certifies that:
To my knowledge, the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 12, 2010	by:	/s/ Jeffrey J. Wood
Jeffrey J. Wood, Chief Financial Officer and Chief Accounting Officer